                                   EXHIBIT B

                   FORM OF MONTHLY PAYMENT INSTRUCTIONS AND
                       NOTIFICATION TO INDENTURE TRUSTEE

                     SPIEGEL CREDIT CARD MASTER NOTE TRUST
                                 SERIES 2000-A

     The undersigned, a duly authorized representative of First Consumers National Bank ("FCNB"), as Servicer pursuant to the Transfer and Servicing
                ----
Agreement, dated as of December 1, 2000 (the "Transfer and Servicing Agreement")
                                              --------------------------------
among FCNB, Spiegel Credit Corporation III and Spiegel Credit Card Master Note Trust, as Issuer, does hereby certify as follows:

          A. Capitalized terms used in this Certificate have their respective meanings set forth in the Master Indenture dated as of December 1, 2000 (the "Indenture") between the Issuer and the Bank of New York, as indenture
           ---------
     trustee (the "Indenture Trustee") as supplemented by the Series 2000-A
                   -----------------
     Indenture Supplement dated as of December 1, 2000 between the Issuer and Indenture Trustee (as amended and supplemented, the "Indenture
                                                          ---------
     Supplement").
     ----------

          B.  FCNB is the Servicer.

          C.  The undersigned is a Servicing Officer.

I.   INSTRUCTION TO MAKE A WITHDRAWAL

          Pursuant to Section 4.4, the Servicer does hereby instruct the
                      -----------
Indenture Trustee (i) to make a withdrawal from the Collection Account on ____________, 200_, which date is a Distribution Date under the Indenture Supplement, in an aggregate amount (equal to the Available Finance Charge Collections) as set forth below in respect of the following amounts and (ii) to apply the proceeds of such withdrawal in accordance with Section 4.4(a):
                                                         --------------

     A.   Pursuant to Subsection 4.4(a)(i):
          --------------------------------

          Monthly Interest for the
          preceding Interest Period.........................  $______________

          Monthly Interest previously due but not
          distributed to Class A Noteholders................  $______________

          Additional Interest previously due but not
          distributed to Class A Noteholders................  $______________

          Net Swap Payment..................................  $______________

     B.   Pursuant to Subsection 4.4(a)(ii):
          ---------------------------------

          Monthly Servicing Fee for such Distribution Date, plus the amount of any Monthly Servicing Fee previously due but not distributed to the
          Servicer on a prior Distribution Date................. $______________

     C.   Pursuant to Subsection 4.4(a)(iii):
          ----------------------------------

          Investor Default Amount to be treated as Available Principal
          Collections
           ..................................................... $______________

          Investor Uncovered Dilution Amount for such Distribution Date to be treated as Available Principal Collections............ $______________

     D.   Pursuant to Subsection 4.4(a)(iv):
          ---------------------------------

          Investor Charge Offs and the amount of Reallocated Principal Collections not previously reimbursed to be treated as Available Principal Collections
           ..................................................... $______________

     E.   Pursuant to Subsection 4.4(a)(v):
          --------------------------------

          Monthly Insurance Premium for the related Monthly Period and any unpaid Monthly Insurance Premiums for prior Monthly Periods
           ..................................................... $______________

     F.   Pursuant to Subsection 4.4(a)(vi):
          ---------------------------------

          Amount to be deposited into the Reserve Account....... $______________

     G.   Pursuant to Subsection 4.4(a)(vii):
          ----------------------------------

          Amount to be deposited in the Spread Account.......... $______________

     H.   Pursuant to Subsection 4.4(a)(viii):
          -----------------------------------

          During the Rapid Amortization Period, amount of remaining Available Finance Charge Collections to be treated as Available Principal Collections
           ..................................................... $______________

     I.   Pursuant to Subsection 4.4(a)(ix):
          ---------------------------------

          Amount equal to any Reimbursement Amounts and interest thereon owed under the Insurance Agreement to be paid to the Insurer
           ..................................................... $______________

     J.   Pursuant to Subsection 4.4(a)(x):
          --------------------------------

          Amount equal to any other amounts owing to the Insurer under the
          Insurance Agreement to be paid to the Insurer......... $______________

     K.   Pursuant to Subsection 4.4(a)(xi):
          ---------------------------------

          After the Expected Principal Distribution Date:

          Amount equal to any Excess Interest for such Distribution Date
           ..................................................... $______________

          Any unpaid Excess Interest from prior Distribution Dates
            .................................................... $______________

          Any Additional Excess Interest to be distributed to the Paying Agent for payment to Class A Noteholders on such Distribution Date
           ..................................................... $______________

     L.   Pursuant to Subsection 4.4(a)(xii):
          ----------------------------------

          Amount equal to any early termination payments or other miscellaneous payments owed to the Counterparty under the Swap to be paid to the Counterparty
           ..................................................... $______________

     M.   Pursuant to Subsection 4.4(a)(xiii):
          -----------------------------------

          Any Monthly Servicing Fee for such Distribution Date or prior Distribution Dates not paid pursuant to subsection 4.4(a)(ii) to be
                                                  ---------------------
          distributed to the Servicer
           ..................................................... $______________

     N.   Pursuant to Subsection 4.4(a)(xiv):
          ----------------------------------

          The balance, if any, will constitute a portion of Excess Finance Charge Collections for such Distribution Date and first will be available for allocation to other Series in Group One, second deposited in the Excess Funding Account to the extent necessary so that the Seller Amount is not less than the Minimum Seller Amount and third paid to the Holders of the Seller Interest as described in
          Section 8.6 of the Indenture.......................... $______________
          -----------

          Pursuant to Section 4.4(b) and (c), the Servicer does hereby instruct the Indenture Trustee (i) to make a withdrawal from the Collection Account on ____________, 200_, which date is a Distribution Date under the Indenture Supplement, in an aggregate amount (equal to the

Available Principal Collections) as set forth below in respect of the following amounts and (ii) to apply the proceeds of such withdrawal in accordance with
Section 4.4(b) and (c):

     A.   Pursuant to Subsection 4.4(b):
          -----------------------------

          Amount equal to the Available Principal Collections to be treated as Shared Principal Collections and applied in accordance with Section
                                                                      -------
          8.5 of the Indenture
          ---
           ..................................................... $______________

     B.   Pursuant to Subsection 4.4(c)(i):
          --------------------------------

          (1) During the Controlled Accumulation Period, Monthly Principal for such Distribution Date to be deposited into the Principal Accumulation Account
           ..................................................... $______________

          (2) Amount remaining after giving effect to clause (1) above to be treated as Shared Principal Collections and applied in accordance with
          Section 8.5 of the Indenture.......................... $______________
          -----------

     C.   Pursuant to Subsection 4.4(c)(ii):
          ---------------------------------

          (1) During the Rapid Amortization Period, Monthly Principal for such Distribution Date to be distributed to the Paying Agent for payment to the Class A Noteholders on such Distribution Date until the Note
          Principal Balance has been paid in full............... $______________

          (2) Amount remaining after giving effect to clause (1) above to be treated as Shared Principal Collections and applied in accordance with
          Section 8.5 of the Indenture.......................... $______________
          -----------

          Pursuant to Section 4.6, the Servicer does hereby instruct the Indenture Trustee (i) to make a withdrawal from the Collection Account on ____________, 200_, which date is a Distribution Date under the Indenture Supplement, in an aggregate amount (equal to the Available Principal Collections) as set forth below in respect of the following amounts and (ii) to apply the proceeds of such withdrawal in accordance with Section 4.6:

     A. Reallocated Principal Collections to fund any deficiency pursuant to and in the priority set forth in subsections 4.4(a)(i), (ii), (v),
                                           ---------------------  ----  ---
          (ix), (x) and (xii) of the Indenture Supplement; provided that in no
          ----  ---     -----
          event will Reallocated Principal Collections be applied pursuant to subsections 4.4(a)(v), (ix), (x) and (xii) of the Indenture Supplement
          ---------------------  ----  ---     -----
          until the Series 2000-A Final Maturity Date
           ..................................................... $______________

     Pursuant to Section 4.9, the Servicer does hereby instruct the Indenture
                 -----------
Trustee to transfer from the Principal Accumulation Account to the Collection Account, the Principal Accumulation Investment Proceeds on deposit in the Principal Accumulation Account for application as Available Finance Charge Collections in the following amount
 ...............................................................  $______________

     Pursuant to Section 4.10, the Servicer does hereby instruct the Indenture
                 ------------
Trustee to withdraw from the Reserve Account an amount equal to any Reserve Account Surplus to be deposited into the Spread Account in accordance with
Section 4.10(e), in the following amount
---------------
 ...............................................................  $______________

     The Servicer does hereby instruct the Indenture Trustee to transfer any amounts to be distributed to the Insurer in accordance with Section 2.05(e) of
                                                            ---------------
the Insurance Agreement from the Spread "Account to the Collection Account, in the following amount...........................................  $______________

II.  INSTRUCTIONS TO MAKE CERTAIN PAYMENTS

          Pursuant to Section 5.2, the Servicer does hereby instruct the
                      -----------
Indenture Trustee or the Paying Agent as the case may be, to pay in accordance with Section 5.2 from the Collection Account or the Principal Funding Account,
     -----------
as applicable, on _______________, which date is a Distribution Date under the Indenture Supplement, the following amounts:

     A.   Pursuant to Subsection 5.2(a):
          -----------------------------

     Class A Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay interest on the Class A Notes pursuant to this Indenture Supplement, including amounts made available as a result of any draw on the Policies

 ...............................................................  $______________

     B.   Pursuant to Subsection 5.2(b):
          -----------------------------

     Class A Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay principal of the Class A Notes pursuant to this Indenture Supplement, including amounts made available as a result of any draw on the Policies
 ...............................................................  $______________

     IN WITNESS WHEREOF, the undersigned has duly executed this certificate this ___________day of________________, 200__.

                                       FIRST CONSUMERS NATIONAL BANK,
                                       as Servicer


                                       By: ____________________________________
                                            Name:
                                            Title:

                                   EXHIBIT C

                           FORM OF MONTHLY STATEMENT

                     SPIEGEL CREDIT CARD MASTER NOTE TRUST
                                 SERIES 2000-A

     Pursuant to the Master Indenture, dated as of December 1, 2000 (as amended and supplemented, the "Indenture") between Spiegel Credit Card Master Note Trust
                       ---------
(the "Issuer") and The Bank of New York, as indenture trustee (the "Indenture
      ------                                                        ---------
Trustee"), as supplemented by the Series 2000-A Indenture Supplement (the
-------
"Indenture Supplement"), dated as of December 1, 2000, between the Issuer and
 --------------------
the Indenture Trustee, First Consumers National Bank, as Servicer (the

"Servicer") under the Transfer and Servicing Agreement, dated as of December 1,
 --------
2000 (the "Transfer and Servicing Agreement") among Spiegel Credit Corporation
           --------------------------------
III, the Servicer and the Issuer is required to prepare certain information each month regarding current distributions to the Series 2000-A Noteholders and the performance of the Trust during the previous month. The information required to be prepared with respect to the Distribution Date of _________________, and with respect to the performance of the Trust during the month of ________ is set forth below. Capitalized terms used herein are defined in the Indenture and the Indenture Supplement.

A.   Information regarding distributions in respect of the Class A Notes

     1.   The total amount of the distribution
          in respect of Class A Notes......................... $_______________

     2.   The amount of the distribution set forth in
          paragraph 1 above in respect of principal of the
          Class A Notes....................................... $_______________

     3.   The amount of the distribution set forth in
          paragraph 1 above in respect of interest on
          the Class A Notes................................... $_______________

RECEIVABLES -

Beginning of the Month Principal Receivables:                     $____________

Beginning of the Month Finance Charge Receivables:                $____________

Beginning of the Month Discount Option Receivables:               $____________

Beginning of the Month Total Receivables:                         $____________

Removed Principal Receivables:                                    $____________

Removed Finance Charge Receivables:                               $____________

Removed Total Receivables:                                        $____________


Additional Principal Receivables:                                 $____________

Additional Finance Charge Receivables:                            $____________

Additional Total Receivables:                                     $____________


Discount Option Receivables Generated this Period:                $____________

Net Recoveries for month of __________ 200_                       $____________

End of the Month Principal Receivables:                           $____________

End of the Month Finance Charge Receivables:                      $____________

End of the Month Discount Option Receivables:                     $____________

End of the Month Total Receivables:                               $____________


Excess Funding Account Balance:                                   $____________

Aggregate Principal Balance:                                      $____________

Minimum Aggregate Principal Balance:                              $____________

End of the Month Seller Amount:                                   $____________

Minimum Seller Amount:                                            $____________


DELINQUENCIES AND LOSSES -

End of the Month Delinquencies:                                   RECEIVABLES
                                                                  -----------

     30-59 Days Delinquent                                        $____________

     60-89 Days Delinquent                                        $____________

     90+ Days Delinquent                                          $____________


     Total 30+ Days Delinquent                                    $____________

Defaulted Receivables During the Month                            $____________


NOTE PRINCIPAL BALANCES -

     Class A Note Principal Balance                               $____________


SERIES 2000-A INFORMATION

     INVESTOR PERCENTAGE                                           ____________%

     AVAILABLE FINANCE CHARGE COLLECTIONS                         $____________

     INVESTOR DEFAULT AMOUNT                                      $____________

     INVESTOR UNCOVERED DILUTION AMOUNT                           $____________

     MONTHLY SERVICING FEES                                       $____________

     AVAILABLE PRINCIPAL COLLECTIONS                              $____________

     EXCESS FINANCE CHARGE COLLECTIONS                            $____________

     SHARED PRINCIPAL COLLECTIONS                                 $____________

     RESERVE ACCOUNT BALANCE                                      $____________

     SPREAD ACCOUNT BALANCE                                       $____________


APPLICATION OF COLLECTIONS -

CLASS A MONTHLY INTEREST                                          $____________

NET SWAP PAYMENT                                                  $____________

MONTHLY SERVICING INTEREST                                        $____________

INVESTOR DEFAULT AMOUNT                                           $____________

INVESTOR UNCOVERED DILUTION AMOUNT                                $____________

INVESTOR CHARGE OFFS AND REALLOCATED
     PRINCIPAL COLLECTIONS NOT
     PREVIOUSLY REIMBURSED                                        $____________

AMOUNTS TO BE DEPOSITED IN THE
     RESERVE ACCOUNT                                              $____________

AMOUNTS TO BE DEPOSITED
     IN THE SPREAD ACCOUNT                                        $____________

DRAWS ON POLICY                                                   $____________


EXCESS FINANCE CHARGES COLLECTIONS --

TOTAL EXCESS FINANCE CHARGE COLLECTIONS
     FOR ALL ALLOCATION SERIES                                    $____________


SHARED PRINCIPAL COLLECTIONS --

TOTAL SHARED PRINCIPAL COLLECTIONS
     FOR ALL ALLOCATION SERIES                                    $____________


YIELD AND BASE RATE -

     Base Rate (Current Month)               ____________%

     Base Rate (Prior Month)                 ____________%

     Base Rate (Two Months Ago)              ____________%


THREE MONTH AVERAGE BASE RATE                                      ____________%

     Portfolio Yield (Current Month)         ____________%

     Portfolio Yield (Prior Month)           ____________%

     Portfolio Yield (Two Months Ago)        ____________%


THREE MONTH AVERAGE PORTFOLIO YIELD                                ____________%


PRINCIPAL COLLECTIONS -

MONTHLY PRINCIPAL                                                  ____________%

PRINCIPAL ACCUMULATION ACCOUNT BALANCE                            $____________

SERIES 2000-A PRINCIPAL SHORTFALL                                 $____________

SHARED PRINCIPAL COLLECTIONS ALLOCABLE FROM
     OTHER PRINCIPAL SHARING SERIES                               $____________


INVESTOR CHARGE OFFS AND REDUCTIONS -

INVESTOR CHARGE OFFS                                              $____________

REALLOCATED PRINCIPAL COLLECTIONS                                 $____________

REDUCTIONS IN COLLATERAL AMOUNT (OTHER THAN
     BY PRINCIPAL PAYMENTS)                                       $____________

REDUCTIONS IN COLLATERAL AMOUNT DUE TO
     APPLICATION OF AVAILABLE PRINCIPAL COLLECTIONS
     AS SHARED PRINCIPAL COLLECTIONS                              $____________

PREVIOUS REDUCTIONS IN COLLATERAL AMOUNT
     REIMBURSED                                                   $____________


                                     __________________________________________
                                     as Paying Agent

                                     By:_______________________________________
                                        Name:
                                        Title:

                                   EXHIBIT D

                    FORM OF MONTHLY SERVICER'S CERTIFICATE

     I, ___________________, _____________________ of First Consumers National
Bank ("FCNB"), as Servicer pursuant to the Spiegel Credit Card Master Note Trust
       ----
Series 2000-A Indenture Supplement (the "Indenture Supplement") dated as of
                                         --------------------
December 1, 2000 by and among Spiegel Credit Card Master Note Trust and The Bank of New York, as trustee (the "Indenture Trustee"), hereby certify that, in
                              -----------------
compliance with Section 5.3 of the Indenture Supplement, no Pay Out Event has
                -----------
occurred during the preceding Monthly Period. Capitalized terms as used herein are defined in the Indenture Supplement.

     IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of _______________, 200_.

                                        FIRST CONSUMERS NATIONAL BANK


                                        By: _________________________
                                            Name:
                                            Title: